Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2010 with respect to the audited financial statements of Passport Arts, Inc for the year ended August 31, 2010 and for the period from December 2, 2008 (date of inception) through August 31, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 3, 2011